Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Andrea Welch	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766
ASHFORD HOSPITALITY TRUST ANNOUNCES NEW
$105 MILLION REVOLVING CREDIT FACILITY
DALLAS, September 26, 2011 — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that it has entered into a new $105 million senior credit facility which replaces the Company’s previous credit line that was scheduled to mature in April 2012. The new credit facility provides for a three-year revolving line of credit at 275 to 350 basis points over LIBOR, which is the same as the Company’s previous credit line. There is a one-year extension option subject to the satisfaction of certain conditions. The new credit facility includes the opportunity to expand the borrowing capacity by up to $45 million to an aggregate size of $150 million. The financial covenant tests with respect to fixed charge coverage ratio and leverage tests are similar to the Company’s previous credit line. Since the Company had a zero balance on the previous credit line, no cash was utilized to pay it down upon termination. Also, the Company does not have any immediate intention to draw down proceeds on the new credit facility.
“We are very pleased to be able to maintain our operational flexibility given that our new credit facility has similarities to our previous credit line,” said Monty J. Bennett, Chief Executive Officer of Ashford Hospitality Trust. “We considered our improved cash position and future capital needs to construct a new credit facility that enhances our ability to execute our strategic growth plans. Additionally, we are afforded greater financial and strategic freedom to utilize a full range of alternatives to address upcoming debt maturities. Lastly, we look forward to benefiting from the solid relationship orientation of the lenders in our new credit facility.”
KeyBanc Capital Markets acted as the lead arranger and KeyBank National Association as administrative agent with participating lenders including: Morgan Stanley Bank, N.A., Credit

Suisse AG, and UBS Loan Finance LLC. The borrowings under the new credit facility may be used for investment purposes, reduction of property level debt, and other general corporate purposes.
Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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